SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------
                              STARCRAFT CORPORATION
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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              pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        5)       Total fee paid:
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
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

                                [STARCRAFT LOGO]
                                  P.O. Box 1903
                               2703 College Avenue
                              Goshen, Indiana 46526
                                 (219) 533-1105

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On February 25, 1997

     Notice is hereby given that the Annual Meeting of Shareholders of Starcraft Corporation (the "Company") will be held at the Goshen Inn, 65522 U.S. 33 East, Goshen, Indiana, on Tuesday, February 25, 1997 at 9:00 A.M., Goshen time.

     The Annual Meeting will be held for the following purposes:

         1. Election of Directors. Election of two directors of the Company in Class I for a term to expire in the year 2000.

         2. Ratification of Auditors. Ratification of the appointment of Ernst & Young LLP as auditors for the Company for the fiscal year ending September 28, 1997.

         3. Approval of Stock Incentive Plan. Approval of the Starcraft Corporation 1997 Stock Incentive Plan.

         4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 20, 1996, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 29, 1996, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                    By Order of the Board of Directors

                                    /s/ Kelly L. Rose
                                    Kelly L. Rose, Chairman of the Board
                                        and Chief Executive Officer

Goshen, Indiana
January 24, 1997

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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


                                [STARCRAFT LOGO]
                                  P.O. Box 1903
                               2703 College Avenue
                              Goshen, Indiana 46526
                                 (219) 533-1105

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                February 25, 1997

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Starcraft Corporation (the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:00 A.M., Goshen time, on February 25, 1997, at the Goshen Inn, 65522 U.S. 33 East, Goshen, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about January 24, 1997.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Michael H. Schoeffler, P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46526), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only voting shareholders of record at the close of business on December 20, 1996 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,118,600 shares of the Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting, except as set forth in the following table. Such table provides certain information regarding the beneficial ownership of the Common Stock as of December 20, 1996, by each person who is known by the Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                                          Number of Shares
Name and Address of                         of Common Stock          Percent of
Beneficial Owner                         Beneficially Owned(1)        Class (1)
---------------------------------        ---------------------       ----------
Kelly L. Rose                                 1,277,729 (2)            30.47%
2703 College Avenue
Goshen, Indiana  46526

Heartland Advisors, Inc.                      1,263,800 (3)            30.69%
790 North Milwaukee Street
Milwaukee, WI  53202

Investment Counselors of Maryland               210,000 (4)             5.10%
803 Cathedral Street
Baltimore, Maryland  21201
-----------------

(1) Based upon 4,118,600 shares of Common Stock outstanding and (in the case of Mr. Rose, 75,000 exercisable stock options held by Mr. Rose). The amount of shares deemed outstanding does not include exercisable stock options held by other employees, management, and directors for 279,849 shares of Common Stock including options which currently are or will become exercisable within the next 60 days.

(2) Includes 100,000 shares owned by Karen K. Rose, Mr. Rose's spouse and 75,000 exercisable stock options which are or will become exercisable within the next 60 days.

(3) Heartland Advisors, Inc. has dispositive power with respect to all such shares. Approximately 823,700 shares hold voting power.

(4) Investment Counselors of Maryland has dispositive power with respect to all such shares and voting power with respect to 180,000 shares.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors has five members. The Company's Articles of Incorporation provide that the Board of Directors is comprised of three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The nominees for director from Class I are Kelly L. Rose and David J. Matteson. Messrs. Rose and Matteson are current directors of the Company. If elected by the shareholders at the Annual Meeting, the terms of Messrs. Rose and Matteson will expire in 2000.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of Messrs. Rose and Matteson. If Messrs. Rose or Matteson should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for election as directors and the other incumbent directors, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. No director or nominee for director is related to any other director or nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Common Stock beneficially owned by each executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                                                Common Stock
                                                             Director of        Beneficially
                                           Expiration of       Company           Owned as of         Percentage
Name                                     Term as Director       Since       December 20, 1996(1)     of Class
-----------------------                  ----------------    -----------    --------------------     -----------
Directors and Nominees

Class I:
Kelly L. Rose (Nominee)                        1997             1991           1,277,729 (2)(3)        30.47%
David J. Matteson (Nominee)                    1997             1993               2,500 (3)             *
Class II:
Allen H. Neuharth                              1999             1993              2,600  (3)(5)          *
Frank K. Martin                                1999             1994              18,000 (3)             *
Class III:
L. Craig Fulmer                                1998             1991               2,500 (3)             *
Other Executive Officers

Michael H. Schoeffler                                                             52,500 (3)            1.26%
   President, Chief Operating Officer,
   Chief Financial Officer, Treasurer
   and Secretary
All directors and executive officers
as a group (6 persons)                                                         1,355,829 (4)           31.98%
_____________

   *   Indicates less than 1% of Common Stock beneficially owned.

     (1) Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes and also includes options held by the individual or group that currently are or will become exercisable within the next 60 days.

     (2)  Includes 100,000 shares owned by Mr. Rose's spouse.

     (3) Includes the following shares subject to currently exercisable options granted under the Starcraft Corporation 1993 Stock Incentive Plan (the "Incentive Plan"): 75,000 shares subject to currently exercisable options held by Mr. Rose; 40,000 shares subject to currently exercisable options held by Mr. Schoeffler; 1,500 shares subject to curently exercisable options held by Mr. Fulmer; 1,500 shares subject to curently exercisable options held by Mr. Martin; 1,500 shares subject to curently exercisable options held by Mr. Matteson; and 1,500 shares subject to curently exercisable options held by Mr.Neuharth.

     (4) This total includes 121,000 shares subject to stock options granted under the Incentive Plan which are exercisable or will be exercisable in the next 60 days.

     (5) Includes 100 shares currently held by trust under which Mr. Neuharth serves as Trustee.

The business experience of each director, director nominee and executive officer is set forth below.

Class I - Director Nominees

     Mr. Rose (age 44) co-founded the Company in 1990 with the intention of acquiring the assets of the Company's predecessor, Starcraft Van Conversions Corporation ("Predecessor"). He has served as Chairman of the Board since January 18, 1991, and as Chief Executive Officer since April 16, 1993. He also serves as Chairman of the Board and Chief Executive Officer of Starcraft
Automotive Group, Inc. and Imperial Automotive Group, Inc. Mr. Rose was co-founder, and 50% owner of ASA Corporation from January 1977 to July 1990. ASA Corporation is an importer and international distributor of electronic components to manufacturers in the van conversion and recreational vehicle industries. Mr. Rose is currently a board member and chairman of the
Recreational Vehicle Industry Association Conversion Vehicle Committee and serves on the boards of numerous charitable organizations.

     Mr. Matteson (age 60) was elected Director of the Company in April 1993. Presently on sabbatical, he served as the Associate Pastor of Granger Missionary Church in Granger, Indiana, from September 1985 to May 1994. Prior to that appointment, he was associated with Bethel College, Mishawaka, Indiana, where he served as Vice President for Business and Finance, Registrar, Director of Admissions, and Director of Financial Aid over a period of twenty years.

Class II

     Mr. Neuharth (age 72) was elected Director of the Company in September 1993. The founder of the nationally distributed daily newspaper, USA TODAY, Mr. Neuharth retired as Chairman and CEO of Gannet Co., Inc. in March 1989. Presently, he serves as Chairman of the Freedom Forum and is self-employed as an author, columnist, consultant and public speaker.

     Mr. Martin (age 54) was elected as a Director of the Company in November 1994. He is the founder of Martin Capital Management where he has been Managing Partner since 1991. Prior to that time he was the President of McDonald Capital Management. Mr. Martin is also a board member of McDonald Trust Company.

Class III

     Mr. Fulmer (age 54), a Certified Public Accountant, was elected Director of the Company in January 1991. In 1980, he founded and currently is Chairman of the Board of Heritage Financial Group, Inc., a real estate management, financial service, and manufacturing corporation operating in the manufactured housing industry. Mr. Fulmer is also a board member of Lake City Bank, Inc.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS' MEETING OR AT ANY ADJOURNMENT THEREOF.

Executive Officers

     Mr. Schoeffler (age 36) a Certified Public Accountant, joined the Company in 1995 as Senior Vice President, Treasurer, and Chief Financial Officer and was appointed Secretary in 1995. Effective December 12, 1996, Mr. Schoeffler was appointed President and Chief Operating Officer. Prior to joining the Company he was Executive Vice President/Chief Financial Officer of General Products Corporation, an automotive parts supplier from 1989 to 1995; Assistant Controller for Sudbury, Inc., a diversified manufacturer, from 1986 to 1989; and a Certified Public Accountant with Ernst & Whinney from 1982 to 1986. Mr Schoeffler also served as a director of Starcraft Automotive Group, Inc., Imperial Automotive Group, Inc. and Starcraft Southwest, Inc. during the last fiscal year.

Meetings and Committees of the Board of Directors

     During the fiscal year ended September 29, 1996, the Board of Directors of the Company met seven times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 1996, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Company's Audit Committee is responsible for: recommending the appointment of the Company's independent accountants; meeting with the independent accountants to outline the scope and review the results of the annual audit; and reviewing with the internal auditor the systems of internal control and audit reports. The current members of this committee are directors Fulmer, Matteson, Martin, Neuharth and Rose. The Audit Committee held two meetings during the year ended September 29, 1996 and took other actions by unanimous written consent.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Matteson, Fulmer, Neuharth, and Martin. The Compensation Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Incentive Plan and has certain interpretive responsibilities for the Directors' Share Plan. Similarly, the Compensation Committee shall be the primary administrator of the 1997 Stock Incentive Plan. The Compensation Committee held four meetings in the fiscal year ending September 29, 1996 and took other actions by unanimous written consent.

Management Remuneration and Related Transactions

     Report of the Compensation Committee

     The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increase.

     At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. The Company has employment contracts with the named executives which help the Company retain its executive officers and currently provide for the executives' base salaries. Annual incentive bonuses are tied to the Company's financial performance during the fiscal year and the executive's individual performance, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Base Salary. The base salary levels of the Company's executive officers are intended to be generally comparable to those offered to executives with similar talent and experience by other similarly situated public companies. In determining base salaries, the Compensation Committee also takes into account individual performance and experience. While desiring to maintain executive salaries at competitive levels, the Compensation Committee does not give particular weight to compensation paid by any specific comparable public company.

     Prior to the Company's initial public offering in July of 1993, the Company entered into an employment agreement with Mr. Rose which established his base compensation through fiscal 1994. The base salary contained in the employment agreement was determined after consideration of the above factors and, in particular, after consultation with the managing underwriter of the initial public offering with respect to competitive salary levels and the allocation between base salary and incentive bonus. Based on Mr. Rose's performance, the Compensation Committee approved an increase of Mr. Rose's base salary for 1995 to $300,000. Mr. Rose's base salary was reduced by 15% during most of fiscal 1996, resulting in aggregate 1996 base compensation of $257,700. Effective December 12, 1996, the Compensation Committee approved a revised and restated employment agreement with Mr. Rose which provides for a base salary of $300,000 commencing in fiscal 1997. Such base salaries for Mr. Rose were determined by the Compensation Committee after considering the individual performance and experience of Mr. Rose and the base salary levels of executives with similar talent and experience who are employed with similarly situated public companies.

     The initial base salary of Mr. Schoeffler for 1995 was established by his employment agreement, which was negotiated for the Company primarily by Mr. Rose and confirmed by the Compensation Committee. Mr. Schoeffler's salary was increased from an annual rate of $125,000 to $150,000 in 1996, although Mr. Schoeffler agreed to a 5% reduction in his base salary between November 1995 and July 1996. Effective December 12, 1996 the Compensation Committee approved a revised and restated employment agreement with Mr. Schoeffler. Under the new employment agreement Mr. Schoeffler is entitled to a base salary for fiscal 1997 of $200,000. Such base salaries for Mr. Schoeffler were determined by the
Compensation Committee after considering the individual performance and experience of Mr. Schoeffler and the base salaries of executives with similar talent and experience employed by similarly situated public companies. The Compensation Committee determined the significant increase in Mr. Schoeffler's salary for 1997 in part as compensation for his assumption of substantial additional management responsibilites as President and Chief Operating Officer of the Company.

     Annual Incentive Bonuses. Under the Company's Executive Bonus Plan, a bonus pool is made available for payment to the executive officers in an amount equal to a percentage of pre-tax profits of the Company in each fiscal year. The percentage approved by the Compensation Committee for fiscal year 1996 was 6%. Bonuses are paid to the executive officers only for fiscal years in which pre-tax profits are greater than the minimum amount prescribed for such fiscal year by the Compensation Committee. Such minimum was not exceeded in 1996. As a result, no bonuses were paid to the executive officers in 1996.

     In December 1996 the Compensation Committee approved a new bonus arrangement based on return on assets in which the named executive officers will participate in lieu of the existing bonus plan. The Committee believes the new arrangement will better serve the objectives of the Committee to link the compensation of management with the enhancement of value for shareholders.

     Stock Options and Restricted Stock. The Starcraft Automotive Corporation 1993 Stock Incentive Plan ("Incentive Plan") is the Company's long-term incentive plan for directors, executive officers and other key employees. The objectives of the Incentive Plan is to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Incentive Plan authorizes the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards. The Starcraft Corporation 1997 Stock Incentive Plan (described below) is substantially similar to the Incentive Plan and is designed to further the objectives of the Incentive Plan.

     Options have been granted to the named executive officers as follows: Mr. Rose, 75,000; and Mr. Schoeffler, 45,000. Such options are incentive stock options with exercise prices ranging from $4.00 to $10.25 per share and are described in greater detail elsewhere in this Proxy Statement. Mr. Rose's grant of options in May 1996 was made by the Compensation Committee both to reward him for his performance in meeting corporate objectives in 1995 and to provide Mr. Rose a supplemental performance incentive. Mr. Schoeffler's grants of options (15,000 of which were awarded upon his initial employment by the Company in January 1995) were also deemed appropriate to provide him with a significant equity-based performance incentive. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases above the exercise price.

     To date the Compensation Committee has not taken steps to cause the Company's executive compensation arrangements to accommodate the provisions of ss.162(m) of the Internal Revenue Code of 1986, which limit the deductability of an executive's compensation to $1 million annually, because it does not presently anticipate that any executive officer's renumeration will exceed $1 million per year.

     The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. The Committee believes that compensation levels during fiscal 1996 for Mr. Rose and Mr. Schoeffler adequately reflect the Company's compensation goals and policies.

                                  Compensation
                                Committee Members

                           David J. Matteson, Chairman
                                 L. Craig Fulmer
                                Allen H. Neuharth
                                 Frank K. Martin

Remuneration of Named Executive Officers

     The following table sets forth for each of the Company's last three fiscal years information with respect to Mr. Rose and Mr. Schoeffler who are the executive officers of the Company.

                           Summary Compensation Table

                                                                                          Long Term
                                                       Annual Compensation               Compensation
                                               ------------------------------------          Awards           All
                                                                       Other Annual       Securities         Other
                                      Fiscal                              Compen-         Underlying        Compen-
Name and Principal Position            Year      Salary       Bonus     sation (1)     Options/SARs (#)   sation (2)
------------------------------        ------   --------   ----------   ------------    ----------------   ----------
Kelly L. Rose                          1996    $257,700   $     ---       $13,169            25,000           3,750
     Chairman and                      1995     300,000      95,000        19,084            50,000           8,000
     Chief  Executive Officer          1994     257,750     150,000        13,465              ---            7,000
Michael H. Schoeffler (3)              1996     143,900         ---         2,456            20,000           3,159
President, Chief Operating             1995      86,538      50,000        40,510            25,000             ---
     Officer, Chief Financial          1994         N/A
     Officer, Treasurer and Secretary

-----------------------

(1) Other annual compensation for 1994 was for taxes paid for Mr. Rose. The value of perquisites or other personal benefits received by Mr. Rose in 1994 did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus. Other annual compensation for 1995 was for taxes paid for Mr. Rose. The value of perquistites or other personal benefits received by Mr. Rose in 1995 did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus. In the case of Mr. Schoeffler, other annual compensation for 1995 consisted of $18,556 of housing and relocation expenses, $12,135 for taxes paid and $9,819 of other various benefits. Other annual compensation for 1996 were for taxes paid for Mssrs. Rose and Schoeffler. The value of perquisites or other personal benefits received by the named executives in 1996 did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

(2) These amounts represent Company contributions, on behalf of each of the named executives, to the 401(k) Plan.

(3) Mr. Schoeffler was hired on January 16, 1995 at an annual base salary of $125,000 which was increased to $150,000 during 1996.

Stock Incentive Plan

     The executive officers named above have received options to purchase 120,000 shares of Common Stock under the Incentive Plan. The purpose of the Incentive Plan is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel.

     The following sets forth information related to options granted during fiscal 1996 to the following executive officers.

                       Options Granted -- Last Fiscal Year
                                Individual Grants

                                                                                            Potential Realized
                                                                                             Value at Assumed
                                                                                              Annual Rates of
                                                                                         Stock Price Appreciation
                                          % of Total                                       for Option Term (1)
                                       Options Granted     Exercise of                      -------------------
                            Options    to Employees in     Base Price      Expiration
Name                        Granted      Fiscal Year        ($/share)         Date            5%               10%
---------------------       -------    ---------------     ------------     ----------     -------         ---------
Kelly L. Rose                25,000           18%            $4.000           5/01/01      $27,630          $ 61,050
Michael H. Schoeffler        15,000           11              4.750           1/16/01       19,686            43,498
Michael H. Schoeffler         5,000            3              4.750          10/04/01        6,562            14,499
Total                        45,000           32%                                          $53,878          $119,047

---------------
(1) Based upon a market value of the Common Stock of $4.750 per share at October 1, 1996.

     The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the executive officers as of December 20, 1996.

                               Outstanding Stock Option Grants and Value Realized as of October 1, 1996

                                   Number of Unexercised Options                 Value of the Unexercised
                                        at Fiscal Year End                         In-the-Money Options
                               --------------------------------------        ----------------------------------
Name                           Exercisable              Unexercisable        Exercisable          Unexercisable
--------------------           -----------              -------------        -------------        -------------
Kelly L. Rose (2)                64,000                     11,000             $18,750 (1)
Michael H. Schoeffler            40,000                      5,000

----------------
(1) Since the market value of the Company's Common Stock was $4.750 per share at October 1, 1996, only the 25,000 options with an exercise price of $4.000, granted during the last fiscal year were "in-the-money."

(2)  Mr. Rose's unexercisable options become exercisable in January 1997.

Employment Agreements

         The Company has entered into a five-year employment contract with Kelly
L. Rose ("Rose"). The contract, effective as of December 12, 1996, extends annually to maintain its five-year term unless notice not to extend is properly given by either party to the contract. Rose is entitled to receive a base salary under the contract for 1997 of $300,000. After 1997, Mr. Rose's base salary is subject to increases as approved by the Company. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Rose may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Rose for "cause" (as defined in the contract) at any time. If Rose terminates his own employment for "cause" (as defined in the contract), or if the Company, in arbitration or jucical preceedings, is found to have breached any of the material terms or conditions of the agreement Rose shall be entitled to receive his base compensation under the contract for an additional five years from the termination date. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Alternatively, Rose may elect to receive his base compensation under the contract for such five year period, payable in one lump sum payment within thirty days of the date of termination; but shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within the three month period after Rose's employment is terminated for any reason including Rose's termination of his employment with the Company without cause, Rose will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. The employment contract also requires Rose to protect the confidential business information of the Company.

     The Company has also entered into a one-year employment contract with Michael H. Schoeffler ("Schoeffler"). The contract, effective as of December 12, 1996, extends annually for an additional one year term unless notice not to extend is properly given by either party to the contract. Schoeffler is entitled to receive a base salary under the contract for 1997 of $200,000. After 1997, Mr. Schoeffler's base salary is subject to increases approved by the Company. Additionally, prior to a "change of control" (as defined in the contract), the Company may decrease the salary it pays to Mr. Schoeffler if the operating results of the Company are significantly less favorable than those for the fiscal year then ending, and the Company decreases the salaries it pays to all other senior executive officers. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Schoeffler may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Schoeffler for "cause" (as defined in the contract) at any time. If the Company terminates Schoeffler's employment for other than cause or if Schoeffler terminates his own employment for "cause" (as defined in the contract), Schoeffler shall be entitled to receive his base compensation under the contract for an additional one year from the termination date, provided, that in the event such termination follows a change of control, Schoeffler shall be entitled to receive his base compensation under the contract for an additional three years from the termination date. In addition, during such period Schoeffler shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits, unless substantially equivalent and no less favorable benefits are provided by a subsequent employer. In the event that Schoeffler is entitled to receive his base salary for an additional three years, he may elect to receive such compensation in one lump sum payment within thirty days of the date of termination. If Schoeffler makes such an election he shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within a period of three months after the Company terminates Schoeffler's employment for other than cause or if Schoeffler terminates his own employment for cause, Schoeffler shall have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. The employment contract provides the Company protection for two years from competition by Schoeffler should he voluntarily terminate his employment without cause or be terminated by the Company for cause. The employment contract also requires protection of confidential business information.

Defined Benefit Plans

     401(k) Savings Plan. The employees of the Company with over six months of service and who have attained age 18 are entitled to participate in the 401(k) Savings Plan of the Company (the "401(k) Plan"). The Company has discretion to make a matching contribution to each participating employee based on the employee's contribution up to a maximum of 6% of the employee's compensation. The Company also has discretion to make additional profit-sharing contributions. Benefits under the 401(k) Plan are payable upon the employee's retirement, death, disability or other termination of employment.

Compensation of Directors

     Director Compensation. Directors of the Company who are salaried employees of the Company do not receive additional compensation for serving as director. Non-employee directors of the Company receive a retainer of $5,000 per year for serving on the Board of Directors and $1,250 for each meeting of the Board of Directors of the Company, $625 for each committee meeting of the Board of Directors and $625 for a meeting of the Board of Directors of one of the Company's subsidiaries. Pursuant to the Directors' Share Plan and a related compensation deferral plan, non-employee directors may elect to receive their cash director fees in the form of Company Common Stock or to have the payment of their fees deferred. In the event of deferral, the director may elect to have the deferred amount deemed invested in Company shares (with dividend-equivalent value deemed reinvested in shares) or as a general interest bearing obligation of the Company.

     Non-employee directors are eligible to receive supplemental life, accidental death and disability and health insurance. Premiums paid for Messrs. Fulmer, Martin, Neuharth and Matteson during 1996 totalled $790 each. Non-employee directors are also eligible to receive personal use of a demonstrator Starcraft conversion vehicle. The estimated values of vehicles provided to Messrs. Fulmer, Martin, Neuharth and Matteson were approximately $5,700, $2,854, $6,850, and $6,850, respectively, during fiscal 1996.

     The Company entered into a consulting agreement with Allen H. Neuharth as of September 15, 1993 for a period of one year, subject to automatic extension unless cancelled by either party upon thirty days' written notice. The agreement is intended to help the Company take optimal advantage of Mr. Neuharth's experience and expertise in entrepreneurship, public relations, management motivation and the investment community. Mr. Neuharth will be available to the Company to provide consultation, assistance and advice, generally as management requests. He will also make at least two speaking appearances on the Company's behalf each year. Under the agreement, Mr. Neuharth receives $6,500 per month for his consulting services, reimbursement for reasonable out-of-pocket expenses, including first-class travel and lodging accommodations, and certain other perquisites appropriate to the performance of his services. As a Director of the Company, Mr. Neuharth is also entitled to receive such retainers, fees, stock options and other benefits that accrue to non-employee members of the Board of Directors.

Performance Graph

     The graph below shows the monthly performance of the Company's Common Stock since July 30, 1993, in comparison to the NASDAQ Composite Index and certain peer groups described below.

[GRAPHIC OMITTED]

                Starcraft           Peer                 Nasdaq
                Corporation         Group (1)         Composite Index
                -----------         ---------         ---------------
BASE               100              100                    100
 7/30/96            97.5            100.52                 100
 8/31/93           100              102.38                 103.54
 9/30/93            92.5            106.58                 105.02
10/29/93           100               98.76                 106.73
11/30/93           107.5             99.19                 101.85
12/31/93           112.5            105.9                  105.28
 1/31/94           105              109.34                 111.75
 2/28/94           107.5            110.44                 111.79
 3/31/94            95              104.63                 106.19
 4/29/94            90              105.59                 106.94
 5/31/94            97.5             98.96                 107.09
 6/30/94            87.5             90.2                  105.11
 7/29/94            70               90.48                 107.46
 8/31/94            70               90.03                 112.04
 9/30/94            63.75            92.21                 110.8
10/31/94            72.5             87.07                 113.12
11/30/94            75               76.09                 108.34
12/30/94            75               76.28                 108.44
 1/31/95            76.25            73.54                 104.71
 2/28/95            82.5             76.27                 106.39
 3/31/95            78.75            76.49                 111.44
 4/28/95            65               79.32                 115.55
 5/31/95            62.5             81.67                 116.01
 6/30/95            57.5             82.96                 122.6
 7/31/95            60               86.08                 130.56
 8/31/95            66.25            89.17                 134.11
 9/29/95            63.75            81.33                 135.22
10/31/95            65               72.86                 132.97
11/30/95            50               76.59                 134.97
12/29/95            45               76.57                 134.48
 1/31/96            46.25            75.61                 135.45
 2/29/96            50               72.97                 140.55
 3/29/96            48.75            77.03                 140.84
 4/30/96            40               82.33                 152.23
 5/31/96            41.25            86.32                 158.54
 6/28/96            50               79.08                 151.62
 7/31/96            38.75            84.05                 138.84
 8/30/96            50               86.44                 146.03
 9/30/96            47.5             88.69                 156.23

(1)  Simpson Industries, Inc., Excel Industries, Inc., Walbro Corporation


     Peer group comparisons. Management believes the vehicle conversion business has similarities to, and can be affected by factors in the general automotive industry. The Company is the only publicly-traded company whose principal line of business is vehicle conversions, so a directly comparable peer group is not available. The peer group presented consists of companies in the automotive business, primarily suppliers to original equipment manufacturers.

     Compensation Committee Interlocks and Insider Participation

     During fiscal 1996 the members of the Company's Compensation Committee have
been  outsider   directors   Matteson,   Fulmer,   Martin  and   Neuharth.   See
"--Compensation of Directors" above.

     Certain Transactions

     The Company from time to time utilizes an airplane for business transportion purposes which is owned by a partnership in which Mr. Rose holds a one-third interest. During 1996, payments by the Company for use of the plane were $13,825.

              PROPOSAL II-- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors proposes the ratification by the shareholders at the Annual Meeting the appointment of the accounting firm of Ernst & Young LLP as independent auditors for the fiscal year ended September 28, 1997. The Boards of Directors of the Company approved the engagement of Ernst & Young LLP as the Company's independent auditors at its meeting held on December 11, 1996 upon the recommendaton of the Audit Committee. Ernst & Young LLP served as auditors for the Company during the last fiscal year and succeeded McGladrey & Pullen who had served as auditors for the Company since 1991. The reports of McGladrey & Pullen LLP on the Company's financial statements during the 1995 fiscal year contained no adverse opinions nor disclaimers of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. During the 1995 fiscal year and subsequent interim periods preceding this change, there were no disagreements between the Company and McGladrey & Pullen LLP on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of McGladrey & Pullen LLP would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.

              PROPOSAL III -- APPROVAL OF THE STOCK INCENTIVE PLAN

     Shareholders are being asked to approve the Starcraft Corporation 1997 Stock Incentive Plan (the "1997 Incentive Plan") at the 1997 Annual Meeting. The essential features of the 1997 Incentive Plan are summarized below, but the full text is set forth in Exhibit A to this Proxy Statement, and all statements made in the summary are qualfied by reference to the full text of the 1997 Incentive Plan.

     Purpose

     The purpose of the 1997 Incentive Plan is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel.

     Administration

     The 1997 Incentive Plan is administered by the Company's Compensation Committee. Additionally, the Company's Board of Directors, and the extent authorized by the Compensation Committee or the Board of Directors, the Employee Options Committee or the Section 16 Transactions Committee may make determinations with respect to awards to be granted under the 1997 Incentive Plan (for the purposes of determining awards under the 1997 Incentive Plan the Company's Compensation Committee, Employee Options Committee, Section 16 Transactions Committee and Board of Directors are collectively referred to as the "Committee".) Consistent with the terms of the 1997 Incentive Plan, the Committee selects the individuals to whom options or cash awards will be granted, determines the time of grant, the number of shares or amount of any cash awards, the option price, the price, if any, for restricted shares, the period during which an option may be exercised, the extent to which an option is an incentive stock option or a non-qualified stock option, the period of restrictions for restricted share grants, and any other terms or conditions applicable to options granted. The Compensation Committee has full power to construe and interpret the 1997 Incentive Plan, to establish, amend, waive or rescind rules and regulations relating thereto, to accelerate the vesting of any stock options or cash awards made under the 1997 Incentive Plan, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Compensation Committee.

     Shares Subject to the 1997 Incentive Plan

     The Company has reserved 250,000 shares of its Common Stock for issuance upon exercise of options and restricted share awards granted under the 1997 Incentive Plan. Shares issued under the 1997 Incentive Plan may be authorized but unissued shares of the Company. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations and liquidations, the Compensation Committee may make appropriate adjustments in the number and kind of shares reserved under the 1997 Incentive Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the 1997 Incentive Plan. To date, no options have been granted under the 1997 Incentive Plan. If any option shall expire or terminate for any reason without having been exercised in full, or if any restricted share grant is forfeited in whole or in part, the unpurchased or forfeited shares subject thereto shall (unless the 1997 Incentive Plan shall have terminated) become available for other awards under the 1997 Incentive Plan.
     Eligibility

     Awards may be granted under the 1997 Incentive Plan to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of the Company.

     Terms of the Options

     At the time it grants an option, the Committee sets the price at which the shares may be purchased upon exercise of the option (except that the exercise price of options granted to outside directors is set automatically). The purchase price to be paid for shares of Common Stock subject to an incentive stock option must not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Committee consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Committee does have the discretion to award non-qualified stock options to eligible employees at a price less than 85% of the fair market value of such shares on the date on which the option is granted. The option price is subject to adjustment by the Committee for corporate changes affecting the Company's outstanding shares of Common Stock. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Company may be granted at an option price no less than 110% of the market value of the stock on the date of grant.

     No option may have a term which is longer than ten years and one day from the date of grant. However, under the Code, incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of 10% of the combined voting power of all classes of stock of the Company may not have terms in excess of five years.

     The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the 1997 Incentive Plan permits optionees to deliver a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligations of the Company. Subject to the approval by the Committee of a stock swap feature, payment of the option price may also be effected by tendering whole shares of the Company's Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares. Moreover, no option may be exercised during the first six months of its term.

     Except as provided below or as otherwise provided by the Committee in an option agreement, upon termination of an optionholder's employment by the Company, all rights under any options granted to him but not yet exercised terminate. In the event than an optionee retires pursuant to any then existing pension plan of the Company, his option may be exercised by him in whole or in part within three months after his retirement whether or not the option was otherwise exercisable by him at his date of retirement. If an optionee's employment by the Company terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employent, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Company or its subsidiaries, within three months after his retirement, or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     Options granted to outside directors terminate six months after the date such outside director ceases to be a director for any reason. In the event of the death of an outside director while serving as a director of the Company or its subsidiaries, or within six months after he ceases to be a director of the Company, any option granted to him may be exercised by his estate at any time within one year after the date of death or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution until the expiration of the option term fixed by the Committee, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     Except for transfers specifically approved in advance by the Company's Board of Directors only with respect to non-qualified stock options, options may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by him or his guardian or legal representative.

     The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 1997 Incentive Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 1997 Incentive Plan.

     Replacement and Extension of the Terms of Options and Cash Awards

     The Committee from time to time may permit an optionee (other than an outside director) under the 1997 Incentive Plan or any other stock option plan adopted by the Company or any of its subsidiaries to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing Corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such optionees may also be granted related cash awards as described in the next paragraph.

     The Committee may, in its sole discretion, include a provision in any option agreement or restricted share agreement that provides for an additional cash payment from the Company to the grantee of such option or award equal to the tax benefit to be received by the Company attributable to its federal income tax deduction, if any, resulting from the exercise, vesting, cancellation, disposition or other transaction involving the option or the shares subject to the option or restricted share award.

     Restricted Share Awards

     The Committee may also grant restricted share awards of Common Stock which entitle awardees to receive shares of Common Stock. Each restricted share award must be evidenced by a restricted share agreement between the Company and the awardee setting forth the terms and conditions of the award consistent with the provisions of the 1997 Incentive Plan. A restricted share award may provide for the crediting or payment to the awardee, on each dividend payment date, of an amount equal to the dividends on awarded shares.

     A restricted share award may also provide for the distribution of shares subject to the following conditions: (a) the shares may not be distributed earlier than six (6) months after grant; (b) the shares may not be transferred until the lapsing of the forfeiture provisions; (c) the shares shall be deposited with the Secretary of the Corporation; (d) dividends on awarded shares shall be distributed at such times as determined under the 1997 Incentive Plan; and (e) the shares shall be subject to forfeiture under the circumstances described in the restricted share agreement between the Company and the awardee. Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at such time or times as the Committee shall determine and specify in the restricted share agreement.

     Other Provisions

     The Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the 1997 Incentive Plan. The Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the 1997 Incentive Plan, accelerate the vesting of stock options under the 1997 Incentive Plan, and make all other determinations necessary or advisable in the administration of the 1997 Incentive Plan.

     Amendment and Termination

     The Company's Board of Directors may terminate the 1997 Incentive Plan at any time and no award shall be granted thereafter. Such termination, however, shall not affect the validity of any award theretofore granted under the 1997 Incentive Plan. In any event, no incentive stock option may be granted under the 1997 Incentive Plan after the conclusion of a ten (10) year period commencing on the date the 1997 Incentive Plan was adopted.

     The Company's Board of Directors may amend or modify the 1997 Incentive Plan from time to time, and, with the consent of the optionee, may amend the terms and provisions of his or her options, restricted shares, or cash awards, except that without the approval of the holders of at least a majority of the shares of the Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof: (1) the number of shares of stock which may be reserved for issuance under the 1997 Incentive Plan may not be increased except for certain adjustments made in response to corporate changes (such as recapitalization, stock splits or stock dividends) that affect the nature of the shares of the Company; (2) the period during which an option may be exercised may not be extended beyond ten (10) years and one day from the date on which the option was granted; and (3) the class of persons to whom options, restricted shares, or cash awards may be granted under the 1997 Incentive Plan may not be modified materially. No amendment of the 1997 Incentive Plan, however, may, without the consent of the awardees, make any changes in any outstanding options, restricted shares, or cash awards previously granted under the 1997 Incentive Plan which would adversely affect the rights of such awardees.

     Federal Income Tax Consequences

     The grant of incentive and non-qualified stock options will have no federal tax consequences to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Company or its subsidiaries, (c) after the optionee's death, or
(d) within one year after the optionee ceases to be an employee of the Corporation or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Corporation or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified terms, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on the optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date, as long as the Company withholds federal income tax with respect to that taxable amount. The 1997 Incentive Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of an option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Corporation will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Companywithholds federal income tax with respect to that taxable amount. If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for more than one year, and short-term capital gain or loss in all other cases. Long-term capital gains are currently subject to a maximum rate of 28%.

     An award of restricted shares under the 1997 Incentive Plan would not normally be included in a grantee's gross income or be deductible by the Company for federal income tax purposes, as long as the shares granted are subject to forfeiture in the event a grantee terminates his employment during a period of restriction and assuming the grantee does not file a special election under ss. 83(b) of the Code to have the shares taxed to him as of the date of grant. At the time the transfer restrictions lapse, the grantee would be deemed to have received ordinary income measured by the fair market value of the shares received at the time of lapse. The Company would be entitled to a federal income tax deduction at that time in the same amount. Income tax withholding is required as though cash compensation had been paid. Holders of restricted shares will also recognize ordinary income equal to their dividends when such payments are received. Such dividends should also be deductible by the Company, and the Committee may withhold from them the amount of any taxes the Company is required to withhold with respect to such dividends.

     Upon the subsequent sale of restricted shares, the grantee will recognize long-term capital gain or loss if the shares are deemed to have been held for more than one year, and short-term capital gain or loss in all other cases.

     Recommendation of the Board of Directors

     The Board of Directors determined to adopt the 1997 Stock Incentive Plan to provide means to grant additional stock options and awards to officers, directors and key employees. The Board of Directors continues to believe that such equity-based awards provide the most direct link between management's performance incentive and the interests of shareholders. Of the 380,000 shares authorized under the existing 1993 Stock Incentive Plan, options for 354,849 shares have been granted and are outstanding. Of such options, options for all but approximately 38,500 shares are "out of the money" as of January 10, 1996. The Board of Directors believes adoption of the 1997 Stock Incentive Plan is necessary and appropriate to provide for the Company's ongoing management compensation objectives.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE 1997 INCENTIVE PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, PROVIDED A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING SHARES IS PRESENT.

                              SHAREHOLDER PROPOSALS

     Any proposal that a shareholder wishes to have presented at the next Annual Meeting of the Company to be held in 1998 must be received at the main office of the Company for the inclusion in the proxy statement no later than 120 days in advance of January 24, 1998. Any such proposal should be sent to the attention of Michael H. Schoeffler, Secretary of the Company at P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46526.

                   FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended October 1, 1995, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with, except that Mr. Schoeffler's Form 5 for fiscal 1996 was filed approximately six days late.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                    By Order of the Board of Directors

                                    /s/ Kelly L. Rose
                                    Kelly L. Rose, Chairman of the Board
                                        and Chief Executive Officer

January 24, 1997

                                                                       EXHIBIT A

                              STARCRAFT CORPORATION
                            1997 STOCK INCENTIVE PLAN

         1. Purpose. The purpose of the Starcraft Automotive Corporation 1997 Stock Incentive Plan (the "Plan"') is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of Starcraft Automotive Corporation (the "Corporation") and its majority-owned and wholly-owned subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire shares of Common Stock, without par value, of the Corporation ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and better enabling each such entity to attract and retain capable directors and executive personnel.

         2. Administration of the Plan. The Plan shall be administered, construed and interpreted by a Committee (the "Committee"). The Committee shall consist of at least two (2) members of the Board of Directors, who shall be designated from time to time by the Board of Directors. The Committee shall have the authority to determine, consistent with and subject to the provisions of the
Plan:

          (a) the individuals to whom options (the "Optionees") and restricted share awards shall be granted under the Plan (the "Awardees");

          (b) the time when options or restricted shares of Common Stock shall be granted hereunder;

          (c) the number of shares of Common Stock of the Corporation to be covered under each option or restricted share grant and the amount of any cash awards;

          (d)  the option price to be paid upon the exercise of each option;

          (e)  the price to be paid, if any, for restricted shares;

          (f) the period within which each option may be exercised including provision for acceleration of exercisability;

          (g)  the period of restrictions for restricted share grants;


          (h) the extent to which an option is an incentive stock option or a non-qualified stock option; and

          (i) the terms and conditions of the respective Option Agreements or Restricted Share Agreements by which options or restricted shares, whichever is applicable, granted shall be evidenced.

The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan. The determination of items (a) through (i) above, with respect to options and awards, may also be made by the Board of Directors. In addition, to the extent authorized by the Board of Directors or the Committee, a separate committee consisting of at least one (1) director shall have authority to make the determinations of items (a) through (i) with respect to optionees and awardees other than directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Moreover, determinations of items (a) through (i) above with respect to optionees who are directors or executive officers subject to Section 16 of the 1934 Act shall be made only by the Board of Directors or a committee of at least two (2) directors who qualify as "non-employee directors" under such Section.

         3. Eligibility. The appropriate committee or the Board of Directors may, consistent with the terms hereof, grant options, restricted shares, or cash awards (the "Awards") to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Corporation or of a Subsidiary who in the opinion of such Committee or Board are from time to time materially responsible for the management or operation of the business of the Corporation or of a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

         4. Stock Subject to the Plan. The maximum number of shares with respect to which options and restricted share awards may be made under this Plan is 250,000 shares of Common Stock, which shall be authorized but unissued shares of the Corporation. Subject to Section 7 hereof, the shares for which awards may be granted under the Plan shall not exceed that number. No individual shall receive Options or Awards for more than 150,000 Shares under this Plan. If any option shall expire or terminate for any reason without having been exercised in full, or if any restricted share grant is forfeited in whole or in part, the unpurchased or forfeited shares subject thereto shall (unless the Plan shall have terminated) become available for other Awards under the Plan.

         5. Terms of Option. Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the appropriate committee or the Board of Directors may deem appropriate in each case:

          (a) Option Price. The price to be paid for shares of stock upon the exercise of such option shall be determined as herein provided at the time such option is granted, but such price in the case of an incentive stock option shall not be less than the fair market value, as determined by the appropriate committee or the Board of Directors consistent with Treas. Reg.
     Section 20.2031-2 and the requirements of Section 422 of the Code, of such stock on the date on which such option is granted; and provided further that the appropriate committee or the Board of Directors may in no event award non-qualified stock options at a price less than 85% of the fair market value of the Common Stock on the date of grant, as determined by the appropriate committee or the Board of Directors consistent with Treas. Reg. ss. 2031-2.

          (b) Period for Exercise of Option.  An option shall not be exercisable
     (i) before a six (6) month period beginning on the date of grant or (ii) after the expiration of such period as shall be fixed as provided herein at the time such option is granted, but such period in no event shall exceed ten (10) years and one (1) day from the date on which such option is granted; provided, however, that incentive stock options granted hereunder shall have terms not in excess of ten (10) years. Options shall be subject to earlier termination as hereinafter provided.

          (c) Exercise of Options. The option price of each share of stock purchased upon exercise of an option shall be paid in full (i) in cash at the time of such exercise, (ii) if the Optionee may do so in conformity with Regulation T (12 C.F.R. Section 220.3(e)(4)) and without violating
     Section 16(b) or (c) of the 1934 Act and subject to approval by the appropriate committee or the Board of Directors, pursuant to a broker's cashless exercise procedure, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Corporation or any of its Subsidiaries, as specified in such notice, or (iii) subject to the approval of the appropriate committee or the Board of Directors, by tendering to the Corporation whole shares of the Corporation's Common Stock owned by him, or any combination of whole shares of the Corporation's Common Stock owned by him and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value as determined by the appropriate committee or the Board of Directors consistent with Treas. Reg. Section 20.2031-2 and the requirements of Section 422 of the Code. Options may be granted that are exercisable in full at any time during their term, or exercisable in such installments at such times during their term as the appropriate committee or the Board of Directors may determine. Installments not purchased in earlier periods shall be cumulated and be available for purchase in later periods. Subject to the other provisions of this Plan, an option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Corporation, mailed to the attention of its Secretary, signed by the Optionee (or such other person or persons as shall demonstrate to the Corporation his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment in full by cash or check in the amount of the aggregate option price for the shares, by delivery of the irrevocable broker instructions referred to above or if the appropriate committee or the Board of Directors has approved the use of the stock swap feature provided for above, followed as soon as practicable by the delivery of the option price for such shares.

          (d) Certificates. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered to or upon the order of such person or persons, as soon as practicable after such written notice is received by the Corporation. An Optionee shall not have any rights of a shareholder in respect to the shares of stock subject to an option until such shares are purchased upon exercise of such option.

          (e) Termination of Option. If an Optionee other than a Director who is not an employee of the Corporation (an "Outside Director") ceases to be an employee of the Corporation and the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate; provided, that the Committee may authorize an option agreement to provide that the option will continue to be exercisable until a date following termination, but such date shall not be later than the later of
     (i) the date 30 days after termination of employment, or (ii) the last day of the month in which the last of the incentive stock options, if any, subject to the option agreement become exercisable. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee (other than an Outside Director) ceases to be an employee of the Corporation and the Subsidiaries by reason of retirement, any option granted to him may be exercised by him in whole or in part within three (3) months after the date of his retirement, whether or not the option was otherwise exercisable at the date of his retirement. (The term "retirement" as used herein means such termination of employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Corporation or a Subsidiary). If an Optionee (other than an Outside Director) ceases to be an employee of the Corporation and the Subsidiaries by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of his termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination. In the event of the death of an Optionee while in the employ of the Corporation or a Subsidiary, or within three (3) months after the date of his retirement or within one (1) year after the termination of his employment by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), any option granted to him may be exercised in whole or in part at any time within one (1) year after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term as fixed as provided herein, whether or not the option was otherwise exercisable at the date of his death. Options granted to Outside Directors shall cease to be exercisable six (6) months after the date such Outside Director is no longer a director of the Corporation for any reason. In the event of the death of an Optionee who is an Outside Director while serving as a director of the Corporation or within six (6) months after he ceases to be a director of the Corporation, any option granted to him may be exercised in whole or in part at any time within one (1) year after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term, whether or not the option was otherwise exercisable at the date of his death. Notwithstanding anything in the foregoing to the contrary, no option shall in any event be exercisable after the expiration of the period fixed in accordance with subsection (b) above.

          (f) Nontransferability of Option. Except for transfers specifically approved in advance by the Board of Directors only with respect to a non-qualified stock option, an Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, and during the lifetime of the Optionee shall be exercisable only by him or his guardian or legal representative.

          (g) Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company or its Subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the appropriate committee or the board of Directors, consistent with the requirements of Section 422 of the Code. If the immediate exercisability of incentive stock options arising from the retirement, death or permanent and total disability of an Optionee pursuant to Section 5(e) above would cause this $100,000 limitation to be exceeded for an Optionee, the appropriate committee or the Board of Directors shall convert as of the date on which such incentive stock options become exercisable all or a portion of the outstanding incentive stock options held by such Optionee to non-qualified stock options to the extent necessary to comply with the $100,000 limitation.

          (h) Investment Representations. Unless the Shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof. Unless the shares subject to an option are registered under applicable federal and state securities laws, each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representations and restrictions.

         6. Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under Section 422 of the Code or non-qualified stock options. All options granted hereunder will be clearly identified as either incentive stock options or non-qualified stock options. In no event shall the exercise of an incentive stock option affect the right to exercise any non-qualified stock option. nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person; provided, however, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.

         7. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee or the Board of Directors shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price under and restricted share price and the number and kind of shares covered by outstanding Awards granted under the Plan. Any determination of the Committee or the Board of Directors hereunder shall be conclusive.

         8. Restricted Share Awards. The appropriate committee or the Board of Directors may also grant restricted share awards of Common Stock which entitle Awardees to receive shares of Common Stock. Each restricted share award shall be evidenced by a Restricted Share Agreement between the Corporation and the Awardee which such Agreement shall set forth the terms and conditions of the award to the extent not inconsistent with the provisions of the Plan. A restricted share award may provide for the crediting or payment to do Awardee, on each dividend payment date, of an amount equal to the dividends on awarded shares. A restricted share award may also provide for the distribution of shares subject to the following conditions:

          (a) the shares may not be distributed earlier than six (6) months after grant;

          (b) the shares may not be transferred until the lapsing of the forfeiture provisions;

          (c)  the  shares  shall  be  deposited   with  the  Secretary  of  the
               Corporation;

          (d) dividends on awarded shares shall be distributed at such times as are determined as provided herein; and

          (e)  the shares shall be subject to forfeiture under the circumstances
               described  in  the  Restricted   Share   Agreement   between  the
               Corporation and the Awardee.

Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at such time or times as the appropriate committee or the Board of Directors shall determine, and specify in the Restricted Share Agreement.

         9. Tax Withholding. Whenever the Corporation proposes or is required to issue or transfer shares under the Plan, the Corporation shall have the right to require the Awardee or his legal representative to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or lifting the legends on Common Stock subject to restrictions, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding requirements; provided, however, that to the extent expressly provided in a Stock Option Agreement or Restricted Share Agreement, the Corporation may make an additional cash payment to the Awardee equal to all or a portion of his withholding obligation.

         Notwithstanding the above and to the extent permitted by the appropriate committee or the Board of Directors, an Optionee may make a written election to have shares having an aggregate fair market value sufficient to satisfy the applicable withholding taxes withheld from the shares otherwise to be received upon the exercise of the option. Elections by Optionees to have shares withheld for this purpose will be subject to the following provisions:

          (a) they must be made prior to the date as of which the amount of tax withheld is determined (the "Tax Date");

          (b) the option price under any option may not be reduced to less, than the fair market value, as determined by the appropriate committee or the Board of Directors consistent with the requirements of Section 422 of the Code, of the stock on the date such option is granted, except as provided in Section 7 hereof;

          (c)  they will be irrevocable; and


          (d) they will be subject to the disapproval of the appropriate committee or the Board of Directors.

         10. Tax Benefit. The appropriate committee or the Board of Directors may, in its sole discretion, include a provision in any Option Agreement or Restricted Share Agreement that provides for an additional cash payment from the Corporation to the grantee of such option or award equal to the tax benefit to be received by the Corporation attributable to its federal income tax deduction, if any, resulting from the exercise, vesting, cancellation, disposition or other transaction involving the option or the shares subject to the option or restricted share award.

         11. Replacement and Extension of the Terms of Options and Cash Awards. The appropriate committee or the Board of Directors from time to time may permit an Optionee (other than an Outside Director) under the Plan or any other stock option plan heretofore or hereafter adopted by the Corporation or any Subsidiary to surrender for cancellation any unexercised outstanding stock option and receive in exchange therefor an option for such number of shares of Common Stock as may be designated by the appropriate committee or the Board of Directors. Such Optionees also may be granted related cash awards as provided in Section 10 hereof.

         12. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of his Awards, except that without the approval of the holders of at least a majority of the shares of the Corporation voting in person or by proxy at a duly constituted meeting or adjournment thereof:

          (a) the number of shares of stock which may be reserved for issuance under the plan may not be increased except as provided in Section 7 hereof;

          (b) the period during which an option may be exercised may not be extended beyond ten (10) years and one day from the day on which such option was granted;

          (c) the class of persons to whom Awards may be granted under the Plan shall not be modified materially.

         No amendment of the Plan, however, may, without the consent of the Awardees, make any changes in any outstanding Awards theretofore granted under the Plan which would adversely affect the rights of such Awardees.

         13. Termination. The Board of Directors of the Corporation may terminate the Plan at anytime and no award shall be granted thereafter. Such termination, however, shall not affect the validity of any award theretofore granted under the Plan. In any event, no incentive stock option may be granted under the Plan after the conclusion of a ten (10) year period commencing on the date the Plan is adopted or, if earlier, the date the Plan is approved by the Corporation's shareholders.

     14. Successors. This Plan shall be binding upon the successors and assigns of the Corporation.

     15. Governing Law. The terms of any awards granted hereunder and the rights and obligations hereunder of the Corporation, the Awardees and their successors in interest shall, except to the extent governed by Federal law, be governed by Indiana law.

     16. No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ or service of the Corporation or its Subsidiaries or affect any rights that the Corporation, a Subsidiary, or the shareholders of the Corporation may have to terminate his service at any time.

     17. Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares under options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

     18. Effective Date. The Plan shall become effective on January 1, 1997; provided, however, that the granting of any option under the Plan or restricted share award is conditional upon the approval of the Plan by the Corporation's shareholders no later than twelve (12) months after such effective date and the options granted pursuant to the Plan may not be exercised until the Board of Directors of the Corporation has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met, provided, further, that if shareholder approval does not occur, the Plan and all outstanding options and restricted share awards shall terminate.

REVOCABLE                                                              REVOCABLE
PROXY                                                                    PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              STARCRAFT CORPORATION
               Annual Meeting of Shareholders -- February 25, 1997

         The undersigned hereby appoints Kelly L. Rose and Michael H. Schoeffler, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Starcraft Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Goshen Inn, 65522 U.S. 33 East, Goshen, Indiana, on Tuesday, February 25, 1997, at 9:00 A.M. Goshen time, and at any and all adjournments thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                  (Continued and to be signed on reverse side.)

                              STARCRAFT CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

The Board of Directors recommends a vote "FOR" each of the listed propositions.

                                             For      Withhold     For all
                                             All      All          Except those
                                                                   whose name(s)
                                                                   appear below.
1.    Election of Directors:
      Kelly L. Rose and David
      J. Matteson.                           [_]      [_]          [_]  ________

2.    Ratification of the appointment
      of Ernst & Young, LLP as auditors
      for the year ending September          For      Against  Abstain
      30, 1997.                              [_]      [_]      [_]

3.    Approval of the Starcraft
      Corporation 1997 Stock
      Incentive Plan.                        For      Against  Abstain
                                             [_]      [_]      [_]

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof. This Proxy may be revoked at any time prior to the voting thereof. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

                                        Dated: ___________________________, 1997

                                        Signature:______________________________

                                        ----------------------------------------

                                        Please sign as your name  appears on the
                                        envelope  in which this card was mailed.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give your full title. If shares are held jointly, each holder should sign.

               |_| Please check this box if you intend to attend
                      the Annual Meeting of Shareholders.

                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT.
     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS ABOVE PROXY CARD AND PROMPTLY
                       RETURN IT IN THE ENCLOSED ENVELOPE